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                                                                    EXHIBIT 99.2
                              SIGNATURE INNS, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

  The undersigned, revoking all prior Proxies, hereby appoints John D. Bontreger and Mark D. Carney, or each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Signature common stock or Series A convertible preferred stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Signature Inns, Inc. to be held at Four Parkwood Crossing, 500 E. 96th Street, First Floor Conference Room, Indianapolis, Indiana 46240 on May 7, 1999, at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon such business as may properly come before the meeting or any adjournment or postponement thereof including, without limiting such general authorization, the following proposal described in the accompanying Joint Proxy Statement:

1. [_] FOR   [_] AGAINST   [_] ABSTAIN

 Approval of the Agreement and Plan of Merger pursuant to which Signature Inns, Inc. will be merged with and into Jameson Inns, Inc., with Jameson Inns, Inc. continuing as the surviving corporation.

2. To transact such other business as may properly come before the Special Meeting.

Abstentions will be counted for purposes of determining whether a quorum is present. With respect to the votes represented in No. 1 above, abstentions will have the effect of a vote against this matter.

                (continued and to be signed on the reverse side)
                           (Continued from other side)
UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                                              The undersigned agrees that said
                                              proxies may vote in accordance
                                              with their discretion with
                                              respect to any other matters
                                              which may properly come before
                                              the meeting. The undersigned
                                              instructs such proxies to vote
                                              as directed on the reverse side.
                                              This proxy should be dated,
                                              signed by the stockholder
                                              exactly as printed at the left,
                                              and returned promptly in the
                                              enclosed envelope. Persons
                                              signing in a fiduciary capacity
                                              should so indicate.
                                              Dated: ,
                                                  -----------------------------
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                                                         (Signature)
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                                                         (Signature)